Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hasbro, Inc.:

We consent to the incorporation by reference in the Registration Statements Nos. 2-78018, 2-93483, 33-57344, 33-59583, 333-38159, 333-10404, 333-10412, 333-34282, 333-110000, 333-110001, 333-110002, 333-129618, 333-147109, 333-162762 and 333-170355 on Form S-8 and Nos. 33-41548, 333-44101, 333-82077, 333-83250, 333-103561 and 333-145947 on Form S-3 of Hasbro, Inc. of our reports dated February 22, 2012, with respect to the consolidated balance sheets of Hasbro, Inc. and subsidiaries as of December 25, 2011 and December 26, 2010, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the fiscal years in the three-year period ended December 25, 2011, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 25, 2011, which reports appear in the December 25, 2011 annual report on Form 10-K of Hasbro, Inc.

/s/ KPMG LLP

Providence, Rhode Island

February 22, 2012